cts corporation 43

EXHIBIT (23)(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated May 14, 2007, accompanying the consolidated financial statements and schedule (which report expressed an unqualified opinion and contains explanatory paragraphs relating to the restatement of the 2005 financial statements as discussed in Note B to the financial statements, the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and the adoption of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)) and management’s assessment of the effectiveness of internal control over financial reporting (which report expressed an unqualified opinion on management’s assessment of, and an adverse opinion on the effective operation of, internal control over financial reporting) included in the Annual Report of CTS Corporation on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of CTS Corporation on Form S-3 (Nos. 333-117826, effective August 19, 2004, 333-88448, effective June 5, 2002 and 333-72146, effective November 9, 2001, and the Registration Statement on Form S-8 (No. 333-116287, effective June 8, 2004).
/s/ Grant Thornton LLP
Grant Thornton LLP
Chicago, Illinois
May 14, 2007